UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 9, 2006

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On August 9, 2006, the Board of Directors (the "Board") of Chyron Corporation (the "Company") approved certain amendments to the Chyron Corporation Employees Severance Plan (the "Plan"). The amendments to the Plan were designed to make the Plan to comply with the exemption from Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), for involuntary separation arrangements set forth in Proposed Treasury Regulation Section 1.409A-1(b)(9); and (iv) Section 3.1 and to use consistent definitions. The amended Plan is attached hereto as Exhibit 10.1.

On August 9, 2006, the Compensation Committee of the Company's Board amended the Employment Agreement for its President and Chief Executive Officer, Mr. Michael Wellesley-Wesley. The amendment provides Mr. Wellesley-Wesley with a five percent base salary increase, retroactive to July 10, 2006, thus raising his base salary amount from Pounds Sterling 179,500 to Pounds Sterling 188,475.

On August 9, 2006 the Compensation Committee of the Company's Board approved a new form of change-in-control agreement for each of Mr. Wellesley-Wesley, Mr. Jerry Kieliszak, Senior Vice President and Chief Financial Officer, and Mr. Kevin Prince, Senior Vice President and Chief Operating Officer. These agreements were signed on August 10, 2006 and are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHYRON CORPORATION
By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Exhibit No.	Description

10.1	Chyron Corporation Employees Severance Plan amended August 9, 2006.
10.2	Change-in-Control Agreement between Chyron Corporation and M. Wellesley-Wesley, dated August 10, 2006.
10.3	Change-in-Control Agreement between Chyron Corporation and J. Kieliszak, dated August 10, 2006.
10.4	Change-in-Control Agreement between Chyron Corporation and K. Prince, dated August 10, 2006.

Date: August 11, 2006